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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: March 29, 2001

                          COMMISSION FILE NUMBER 1-9838


                                 NS GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                KENTUCKY                                   61-0985936
     -------------------------------                  -------------------
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                   Identification No.)




                 530 WEST NINTH STREET, NEWPORT, KENTUCKY 41071
                 ----------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (859) 292-6809



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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

RESTRUCTURING OF OPERATIONS

         NS Group, Inc. announced that on March 28, 2001, that its board of directors approved decisions to discontinue manufacturing steel and hot rolled coils at its Newport Steel facility located in Wilder, Kentucky. In addition, the board has approved the decision to exit the special bar quality (SBQ) products business which will result in closing a portion of its Koppel Steel facility located in Koppel, Pennsylvania.

         As result of the above decisions, the Company will incur restructuring and asset impairment charges of approximately $54 million in the quarter ended March 31, 2001. Included in the total charges are $41 million of non-cash charges, resulting primarily from the write-down of fixed assets. When fully implemented, the restructuring is expected to produce annual cost savings of $16 to $18 million with approximately half of the amount resulting from reduced depreciation charges and the remainder in lower cash costs.

         Newport Steel expects to discontinue manufacturing steel and hot rolled coils within the the next few days. Koppel Steel will conclude its SBQ operations some time in June 2001. The closures will result in workforce reductions of approximately 300 positions at the Newport facility and 80 positions at the Koppel facility. Most of the hourly personnel at Koppel will be called back into various other positions at the company's seamless tube making facility in Ambridge, Pennsylvania.

Item 5.  OTHER EVENTS

STOCK REPURCHASE PROGRAM

         The company also announced that its board of directors has authorized the repurchase of up to two million shares of the company's common stock. Repurchases are authorized to be made from time to time in open market purchases or through privately negotiated transactions during the next twelve months when, in the opinion of management, market conditions warrant. Repurchased shares will be available for general corporate purposes.

ELECTION OF NEW DIRECTORS AND ADOPTION OF STAGGERED TERMS FOR BOARD OF DIRECTORS

         The company also announced that Mr. John F. Schwarz and Mr. J.C. Burton were elected to the Board of Directors effective March 28, 2001. Mr. Schwarz is currently the President and CEO of Entech Enterprises, Inc., which holds investments and non-operating interests in domestic and international crude oil and natural gas producing properties and leases. Mr. Burton is a retired executive of Amoco where he was president of its International Production Operations.

         The directors also approved the adoption of staggered terms for its board of directors. The directors in Class I, with a term expiring at the annual shareholders meeting in 2002, are




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Messrs. Schwarz, Burton and P.C. Borland, Jr.; the directors in Class II, with a term expiring at the annual shareholders meeting in 2003, are Messrs. Brown, Helland, Jr. and Kott; and the directors in Class III, with a term expiring at the annual shareholders meeting in 2004, are Messrs. C.R. Borland, Donnelly and Robichaud.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits

              99.1  March 29, 2001 Press Release

Item 9.  REGULATION FD DISCLOSURE

         On March 29, 2001, NS Group, Inc. issued a news release entitled: NS GROUP ANNOUNCES RESTRUCTURING: CREATES FOUNDATION FOR SUSTAINED PROFITABILITY AND GROWTH. The press release is attached hereto as Exhibit 99.1.





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NS GROUP, INC.

Date:  March 29, 2001                  By: /s/ Thomas J. Depenbrock
                                          ------------------------------
                                           Thomas J. Depenbrock
                                           Vice President, Treasurer and
                                           Chief Financial Officer







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                                  EXHIBIT INDEX

No.      Exhibit
----     -------
99.1     March 29, 2001 Press Release